Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-201833 of our report dated February 17, 2015 (February 23, 2015 as to the sixth paragraph of Note 15), relating to the consolidated financial statements of MaxPoint Interactive, Inc. and subsidiary appearing in the Prospectus, which is a part of such Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 23, 2015